Focus on Enhanced and Innovative Recombinant Human Enzymes

Safe Harbor The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. All statements made in this presentation that are not statements of historical fact constitute forward-looking statements. The matters referred to in forward-looking statements could be affected by the risks and uncertainties of the Company's business. Such risks inherent to the Company's business will be described in the Company's filings, when they occur, with the Securities and Exchange Commission, as well as in its press releases. The Company's actual results may differ materially from those expressed in or indicated by such forward-looking statements.

First and only recombinant human hyaluronidase (rHuPH20), synthetic form of animal-derived enzyme Robust near-term product developments and valuation drivers expected Development pipeline collectively addresses large therapeutic markets IP leadership position with six issued and four pending patents that extend until 2024 Company Highlights

Halozyme
THERAPEUTICS

Therapeutic Target for Recombinant Human Hyaluronidase (rHuPH20)

- **Hyaluronic acid (HA) is a space-filling, “gel”-like substance found in tissues throughout the body (e.g., skin, eyes)**
- **rHuPH20 is naturally occurring enzyme that digests HA to temporarily break down the gel to promote healthy body functions and enable other drugs to be delivered more effectively**



Hyaluronic Acid (HA)



+ Hyaluronidase

Today's commercial enzymes extracted from cattle testes (typically <1-5% pure) Animal pathogen transmission risk Other contaminants Crude extracts may also cause allergic reactions to animal proteins Slaughterhouse manufacturing process is inefficient Problems Bovine Ovine Humanrec 100 U/lane PH20 Hyaluronidases Halozyme's pure solution addresses all of these problems Competing Slaughterhouse Hyaluronidases Are Crude Extracts ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ?

INTERNAL: Up and downstream process development Formulation, stability, and assay development assay development assay development assay development assay development assay development EXTERNAL: Master cell banking Manufacturing QA/QC, fill finish 100L reactor 25L reactor Microgram/vial dose translates to attractive cost of goods Efficient, Scalable Manufacturing Process

Product Target indication(s) Cumulase(tm) Infertility Enhanze SC(tm) Ophthalmology, neonatology, critical care, etc. Chemophase(tm) Oncology HTI-101 Inflammation, lysosomal storage disorders HTI-201 Inflammation, oncology HTI-401 Neurology, wound healing Research Pre- clinical Phase 1 & 2 Phase 3 Pre-510k/ NDA On market Development status Rich Product Pipeline

Halozyme THERAPEUTICS

Cumulase™ - Infertility

- Ex vivo formulation used to remove cumulus matrix prior to certain in vitro fertilization (IVF) procedures
- Animal-derived PH20 extracts are the last animal-derived products used in entire IVF process
- Superior product to replace slaughterhouse-derived extracts: Increased potency, Decreased toxicity
- Partnerships signed with Cook Ob/Gyn, MediCult A/S, and MidAtlantic Diagnostics, Inc.
- 510(k) filed in 3Q04 and CE mark received in 4Q04

PH20: Used to retrieve oocyte from cumulus during IVF/ART PH20: Used to retrieve oocyte from cumulus during IVF/ART oocyte Cumulus Oocyte after removal of cumulus Intracytoplasmic sperm injection (ICSI) Healthy embryo ready for implantation A. B. C. D. +PH20 Cumulase(tm): Enzyme Is Essential Component Of Process

First product in the Enhanze(tm) Technology Platform Fast-acting, low dose, local formulation to enhance diffusion of anesthesia during ophthalmic surgery 50+ years clinical validation from Wyeth's Wydase(r): "Adjuvant to increase the absorption and dispersion of other injected drugs, for hypodermoclysis, .... NDA filing expected by end of 1Q05 Enhanze SC(tm) - Ophthalmology and Drug Delivery

Exclusive Sales & Marketing Agreement with Baxter Healthcare for Enhanze SC Baxter to market, distribute, and sell Enhanze SC(tm) in US and Puerto Rico; partners may mutually agree to pursue other territories Baxter and Halozyme are equal partners in commercialization of rHuPH20 Initial indication is "spreading agent" to enhance drug delivery of local anesthesia, contrast agents, and for subcutaneous fluid replacement Partners may mutually agree to pursue other dosage forms and indications

Lidocaine Bupivacaine + Enhanze SC Enhanze SC(tm) for Ophthalmic Regional Anesthesia

Complete akinesia: Proceed with surgery

Control 2MIN rHuPH20 300ul/Min PBS Enhanze(tm) Technology Demo: Reduced Tissue Distortion and Pain

Saline + rHuPH20 Saline Enhanze(tm) Technology Demo: Reduced Tissue Distortion and Pain (Continued)

Enhanze(tm) Technology can Transform Other Injectable Drugs Decrease pain and tissue distortion upon injection Reduce adverse injection site reactions Change route of administration (e.g., IV to SC) Convenience & compliance Extend product lifecycle of drugs coming off patent Provide differentiation for multi-sourced drugs Enable inpatient drugs to be injected at home Economic benefits Benefits to injectable drugs co-formulated with Enhanze(tm) Deliver more drug to intended targets Allow drug to work faster Increase volume of drug at each injection Efficacy Value prop

Example #1: Commercial Anti- Rheumatic Monoclonal Antibody

Example #2: Commercial Interferon

Novel chemoadjuvant for treatment of solid tumors High dose formulation of rHuPH20 Under development to enhance delivery of systemically administered chemotherapy in patients with chemo-resistant tumors May renew response to chemotherapy regimens and potentially increase patient survival Applicable to various solid tumor malignancies (e.g., breast, lung, prostate, colon) that accumulate HA IND anticipated 2Q05 Chemophase(tm) - Oncology

Many Solid Tumors are Chemo-resistant Because Chemo Can't Reach Tumor Cells Chemotherapy agent Diffusion is rate-limiting factor for many chemo- therapeutics, resulting in chemo- resistance

Chemotherapy agent Chemophase Chemophase(tm) Can Enhance Effectiveness of Chemotherapy Agents Chemophase increases tumor bioavailability in chemo- resistant solid tumors

Source: G. Baumgartner, et. al., Cancer Letters 131 (1998) External Clinical Studies of Bovine IV PH20 Yield Promising Results in Multiple Solid Tumors

Brain Tumor Studies Increased Survival Demonstrated in Pediatric Patients with Brain Tumors

Product Indications Market opportunity Cumulase(tm) Infertility $10 million Ophthalmic anesthesia $50 - 100 million Enhanze SC(tm) Other Wydase(r) applications $200 - 300 million Chemophase(tm) Oncology chemo-adjuvant $600 - 800 million Market Opportunities

Milestone-Driven, Capital-Efficient Business Model



Milestones
Completed
Master cell banking
Cell line engineering
rHuPH20 purification/validation
Cumulase lot release
Manufacturing and fill/finish
Enhanze SC lot release
CE Mark clearance
Product launch
Near-term products
Cumulase 510(k) process
Sales and marketing
Enhanze SC Product Development
NDA subm. & review
Primate POC
Animal tox
CMC
Longer-term product
Chemophase Preclinical Development
Phase I/II
IND
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
2003
2004
2005

Cash position as of Q4 2004 - $16.0 million Potential proceeds from warrants - $18.5 million Market capitalization - $90 million as of 1/25/05 49.2 million shares outstanding Financial Summary

First and only recombinant human hyaluronidase (rHuPH20), synthetic form of animal-derived enzyme Robust near-term product developments and valuation drivers expected Development pipeline collectively addresses large therapeutic markets IP leadership position with six issued and four pending patents that extend until 2024 Company Highlights

Focus on Enhanced and Innovative Recombinant Human Enzymes